UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 14, 2012

THE PANTRY, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-25813
Delaware	56-1574463
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina (Address of principal executive offices)	27511 (Zip code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Pantry, Inc. (the “Company”) held its Annual Meeting of Stockholders on March 14, 2012. The stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated January 27, 2012.

Proposal 1:  Election of 9 nominees to serve as directors each for a period of one year or until the election and qualification of his or her successor. The votes were cast as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Edwin J. Holman	18,981,772	528,926	2,139,638
Robert F. Bernstock	19,029,753	480,945	2,139,638
Paul L. Brunswick	19,196,840	313,858	2,139,638
Wilfred A. Finnegan	19,102,301	408,397	2,139,638
Terry L. McElroy	19,029,506	481,192	2,139,638
Mark D. Miles	19,195,940	314,758	2,139,638
Bryan E. Monkhouse	19,031,608	479,090	2,139,638
Thomas M. Murnane	19,029,306	481,392	2,139,638
Maria C. Richter	19,030,912	479,786	2,139,638

All director nominees were duly elected.

Proposal 2:  Advisory (nonbinding) vote on executive compensation (“say-on-pay”). The votes were cast as follows:

	Votes For	Votes Against	Abstain
Advisory (nonbinding) vote on executive compensation	18,757,011	177,085	576,602

Broker Non-Votes: 2,139,638

Proposal 2 was approved on an advisory basis.

Proposal 3:  Approve the material terms of the performance goals under The Pantry, Inc. 2007 Omnibus Plan for purposes of Section 162(m) of the Internal Revenue Code. The votes were cast as follows:

	Votes For	Votes Against	Abstain
Vote on material terms of the performance goals under The Pantry, Inc. 2007 Omnibus Plan for purposes of Section 162(m) of the Internal Revenue Code	18,269,933	666,753	574,012

Broker Non-Votes: 2,139,638

Proposal 3 was approved.

Proposal 4:  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 27, 2012.  The votes were cast as follows:

	Votes For	Votes Against	Abstain
Ratification of appointment of Independent Public Accountants	21,495,952	151,883	2,501

Broker Non-Votes: 0

Proposal 4 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Mark R. Bierley
Mark R. Bierley Senior Vice President and Chief Financial Officer

Date: March 19, 2012